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                      AGREEMENT AND PLAN OF MERGER


                                 among

              AMERICAN REAL ESTATE INVESTMENT CORPORATION

                                  and

                     FAIRLAWN INDUSTRIAL PARK, INC.

                                  and

                    THE OTHER PARTIES LISTED ON THE
                         SIGNATURE PAGES HERETO


                         Dated August 20, 1997











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                                                                    Page




                            TABLE OF CONTENTS


                                                                    Page

ARTICLE 1    THE MERGER................................................2
      1.1    Merger....................................................2
      1.2    Name......................................................2
      1.3    Closing...................................................2
      1.4    Effective Time of Merger..................................2
      1.5    Other Filings; Further Assurances.........................2
      1.6    Articles of Incorporation of the Surviving Corporation....3
      1.7    Directors and Officers of the Surviving Corporation.......3

ARTICLE 2    CONVERSION OF SHARES; EFFECTS OF THE MERGER...............3
      2.1    Conversion................................................3
             (a)  Company Common Stock.................................3
             (b)  FLIP Common Stock....................................4
             (c)  Cancellation of Treasury Stock.......................4
      2.2    Fractional Shares.........................................4
      2.3    Exchange of Certificates..................................4
      2.4    Effects of the Merger.....................................4
      2.5    Lock-Up Period............................................5
      2.6    Tax Treatment of Merger...................................5

ARTICLE 3    REPRESENTATIONS AND WARRANTIES............................6
      3.1    FLIP......................................................6
      3.2    FLIP Shareholders.........................................6
      3.3    Survival..................................................6
      3.4    Indemnification...........................................7
      3.5    No Personal Recourse......................................7

ARTICLE 4    PROPERTY INSPECTION.......................................7
      4.1    General...................................................7
      4.2    Condition.................................................8
      4.3    Environmental Reports.....................................8
             (a)  Environmental Issue Notice...........................9
             (b)  FLIP Mitigation Option...............................9
             (c)  Remediation To Be Performed by the Company...........9
             (d)  The Company's Right To Delete Properties............10
      4.4    Refinancing Properties...................................10





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ARTICLE 5    TITLE AND SURVEY MATTERS.................................10
      5.1    Title Commitments........................................10
      5.2    Surveys..................................................11
      5.3    UCC Searches.............................................12
      5.4    Defects and Cure.........................................12

ARTICLE 6    COVENANTS OF FLIP........................................13
             (a)  New Leases..........................................13
             (b)  New Contracts.......................................13
             (c)  Insurance...........................................14
             (d)  Operation of FLIP Properties........................14
             (e)  Pre-Closing Expenses................................14
             (f)  Good Faith..........................................14
             (g)  No Assignment.......................................14
             (h)  Change in Conditions................................15
             (i)  Tax Items...........................................15
             (j)  Financial Statements................................15

ARTICLE 7    PRORATIONS AND ADJUSTMENTS...............................15

ARTICLE 8    DESTRUCTION, LOSS OR DIMINUTION OF PROPERTIES............17

ARTICLE 9    TENANTS IN DEFAULT.......................................19
      9.1    Applicability of Provision...............................19
      9.2    The Company's Rights.....................................19

ARTICLE 10   CONDITIONS PRECEDENT TO CLOSING..........................20
      10.1   Conditions Precedent to the Company's Obligations........20
             (a)  Master Investment Agreement.........................20
             (b)  Merger of FLIP Subsidiary...........................20
             (c)  Pending Actions.....................................20
             (d)  Zoning..............................................20
             (e)  Flood Insurance.....................................21
             (f)  Utilities...........................................21
             (g)  Pay-Off Letters.....................................21
             (h)  Bankruptcy..........................................21
             (i)  Representations and Warranties True.................21
             (j)  Covenants Performed.................................21
             (k)  Material Adverse Effect.............................21
             (l)  Title to the FLIP Properties........................21
             (m)  New Jersey Environmental Clearance..................21
             (n)  Closing Deliveries..................................22





                                   ii

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                                                                    Page

      10.2   Closing Deliveries.......................................22
             (a)  Keys................................................22
             (b)  Affidavit of Title and ALTA Statement...............22
             (c)  Letters to Tenants..................................22
             (d)  Title Policies and Surveys..........................22
             (e)  Original Documents..................................22
             (f)  Plans and Specifications............................23
             (g)  Tax Bills...........................................23
             (h)  Entity Transferor Certificate.......................23
             (i)  Rent Roll...........................................23
             (j)  Pay-Off Letters.....................................23
             (k)  Certificates of Occupancy...........................23
             (l)  ISRA Compliance.....................................23
             (m)  Other...............................................23
      10.3   Conditions Precedent to FLIP and the FLIP
             Shareholders' Obligations................................23
             (a)  Master Investment Agreement.........................23
             (b)  Promissory Note.....................................24
             (c)  Merger of  FLIP Subsidiary..........................24
      10.4   Closing Deliveries by the Company........................24

ARTICLE 11   MISCELLANEOUS............................................24
      11.1   Termination..............................................24
      11.2   Notices..................................................24
      11.3   Waiver...................................................24
      11.4   Amendment................................................25
      11.5   No Third Party Beneficiary...............................25
      11.6   No Assignment; Binding Effect............................25
      11.7   Partial Invalidity.......................................25
      11.8   Headings.................................................25
      11.9   Jurisdiction.............................................25
      11.10  Governing Law............................................25
      11.11  Counterparts.............................................26
      11.12  FLIP Subsidiary..........................................26
      11.13  Entire Agreement.........................................26

ARTICLE 12
      DEFINED TERMS...................................................26
      12.1   Definitions..............................................26
      12.2   Glossary.................................................28







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EXHIBIT A         AMENDED AND RESTATED ARTICLES
                  OF INCORPORATION OF THE COMPANY

EXHIBIT B         DIRECTORS OF THE SURVIVING CORPORATION

EXHIBIT C         OFFICERS OF THE SURVIVING CORPORATION

EXHIBIT D         PROMISSORY NOTE

SCHEDULE 3.1      FLIP REPRESENTATIONS AND WARRANTIES

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                                                                    1








                      AGREEMENT AND PLAN OF MERGER



            AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 20, 1997 among Fairlawn Industrial Park, Inc., a New York corporation ("FLIP"), its shareholders (the "FLIP Shareholders") listed on the signature pages hereto and American Real Estate Investment Corporation, a Maryland corporation (the "Company").

            Certain McBride entities (collectively, "McBride"), Jeffrey Kelter, Penn Square Properties, Inc., Hudson Bay Partners, L.P., American Real Estate Investment, L.P. (the "Operating Partnership" or "Acquiror"), and the Company have, concurrently with the execution of this Agreement, entered into a Master Investment Agreement dated as of the date hereof (the "Master Investment Agreement" or "MIA"). In connection with the Master Investment Agreement, certain McBride contributors, the Operating Partnership, and the Company have entered into a McBride Contribution Agreement dated as of the date hereof (the "McBride Contribution Agreement" or "MCA"). An index of the defined terms used herein appears in Section 12.2.

            It is contemplated in the Master Investment Agreement that FLIP will be merged with and into the Company at the Closing Date, with the Company as the surviving corporation in such merger (the "Merger") (the "Surviving Corporation").

            The Boards of Directors of the Company and FLIP each have approved the execution and delivery of this Agreement and have determined that it is advisable and in the best interests of their respective stockholders to effect the Merger pursuant to the provisions of the laws of the State of Maryland and the laws of the State of New York upon the terms and conditions hereinafter set forth.

            Section 3-102(2) of the Maryland General Corporation Law (the "MGCL") permits the merger of a foreign corporation into a domestic corporation and Section 907 of the New York Business Corporation Law (the "NYBCL") permits the merger of a domestic corporation into a foreign corporation.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:








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                                                                    2




                                ARTICLE 1

                               THE MERGER

            1.1 Merger. At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, FLIP shall be merged with and into the Company in accordance with the provisions of the MGCL and the NYBCL, and the Company shall be the continuing and surviving entity and shall be governed by the laws of the State of Maryland. The Company and FLIP are sometimes referred to herein as the "Constituent Corporations."

            1.2 Name. The name of the Surviving Corporation shall be American Real Estate Investment Corporation.

            1.3 Closing. The closing of the Merger shall occur concurrently with the Closing of the Transactions contemplated in the Master Investment Agreement and shall take place at the time and place set forth in Section 1.02 of the Master Investment Agreement.

            1.4   Effective Time of Merger.

                  (a) At the Closing: (i) a certificate of merger (the "NY Certificate of Merger") shall be duly prepared by the Company and executed as required by the NYBCL, and articles of merger (the "MD Articles of Merger") shall be duly prepared by the Company and executed as required by the MGCL; and
(ii) the Company shall deliver the NY Certificate of Merger to the Secretary of State of the State of New York (the "New York Secretary of State") for filing, as provided in the NYBCL, and the MD Articles of Merger to the Secretary of State of the State of Maryland (the "Maryland Secretary of State") for filing, as provided in the MGCL.

                  (b) The Merger shall become effective at the time (the "Effective Time") of the later to occur of (i) the filing of the MD Articles of Merger with the Maryland Secretary of State and (ii) the filing of the NY Certificate of Merger with the New York Secretary of State.

            1.5 Other Filings; Further Assurances. FLIP and the Company agree that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of New York and the State of Maryland, and that they will cause to be performed all necessary acts within the States of New York, Maryland and elsewhere to effectuate the Merger. FLIP and the Company agree that they will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the other parties hereto to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of FLIP, to






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                                                                    3




cause the Surviving Corporation to assume all of the liabilities of FLIP or to effect the other purposes of this Agreement.

            1.6 Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in the form attached hereto as Exhibit A and such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation.

            1.7 Directors and Officers of the Surviving Corporation. The individuals listed on Exhibits B and C attached hereto shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, to serve in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.


                                ARTICLE 2

               CONVERSION OF SHARES; EFFECTS OF THE MERGER

            2.1 Conversion. By virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Constituent
Corporations:

                  (a) Company Common Stock. At and after the Effective Time, each share of common stock, par value $.001 per share, of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

                  (b) FLIP Common Stock. At the Effective Time, each share of common stock, no par value, of FLIP (the "FLIP Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of fully-paid and non-assessable Company Shares (the "Merger Consideration") calculated as follows:

            Merger Consideration per FLIP Share = A / B / C

where:      A     means FLIP asset value ("FAV") which shall be an amount
                  equal to the aggregate of the following items: (A) the sum of the "Allocated Amounts" assigned to FLIP, as set forth in Part
                  B of Schedule 2.1(b)(i)-A to the MCA, subject to adjustment provided below; minus (B) the sum of the "Assumed
                  Indebtedness," as set forth in Part B of Schedule 2.1(b)(i)-B to the MCA, subject to adjustment provided below; minus (C) any prorations described in Article 7 ("Prorations") and credited to the Company as of the Closing Date; plus (D) any Prorations






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                                                                    4




                  credited to FLIP as of the Closing Date; minus (E) any other adjustments described in this Agreement ("Adjustments") occurring on or prior to the Closing Date in favor of the Company; and plus (F) any Adjustments occurring on or prior to the Closing Date in favor of FLIP.

            B means the total number of FLIP Shares issued and outstanding immediately prior to the Effective Time.

            C     means the Per Share Purchase Price.

            From and after the Effective Time, all issued and outstanding FLIP Shares shall no longer be outstanding and shall automatically be retired and canceled and shall cease to exist; and each holder of a certificate representing any FLIP Shares shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration provided in Section 2.1.

                  (c) Cancellation of Treasury Stock. Each FLIP Share that is owned by FLIP as treasury stock shall be canceled and retired and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor.

            2.2 Fractional Shares. If the calculation of the Merger Consideration in accordance with Section 2.1 would result in a fraction of a Company Share being issued in the Merger, then such fractional number of the Company Shares shall be rounded to the nearest whole number of the Company Shares.

            2.3 Exchange of Certificates. At the Closing, the Company shall make available to the FLIP Shareholders certificates representing the number of duly authorized Company Shares issuable in connection with the Merger as set forth in this Article 2. Upon surrender by a FLIP Shareholder of a certificate or certificates which immediately prior to the Effective Time represented outstanding FLIP Shares, the Company shall deliver to such FLIP Shareholder a certificate or certificates representing the Merger Consideration payable in respect thereof.

            2.4 Effects of the Merger. At the Effective Time, FLIP shall be deemed merged with and into the Company as provided by the applicable provisions of the MGCL and the NYBCL and by this Agreement. All rights, privileges, and powers of FLIP, and all property, real, personal and mixed, and all debts due to FLIP, as well as all other things and causes of action belonging to FLIP, shall be vested in the Company, and shall thereafter be the property of the Company as they were of FLIP. All rights of credits and all liens upon any property of FLIP shall be preserved and all debts, liabilities and duties of FLIP shall attach to the Company and may be enforced against the Company to the same extent as if such debts, liabilities and duties had been incurred and contracted by it. The Company shall not be






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                                                                    5




required to wind up its affairs or pay its liabilities and distribute its assets under the MGCL.

            2.5 Lock-Up Period. Each FLIP Shareholder agrees that (i) for a period of two years following the Closing (the "Lock-Up Period"), it shall not, in any way or to any extent, redeem, sell, transfer, assign, or (without the Company's consent which shall not be unreasonably withheld) pledge or encumber, or otherwise convey, any or all of the Company Shares received as Merger Consideration, as the case may be, delivered to it in connection with the Merger; and (ii) not more than 25% of the initial number of such Company Shares owned by it may be sold by it in the three-month period immediately following the Lock-Up Period, and an additional 25% of such Company Shares owned by it may be sold in each three-month period thereafter (so that all such Company Shares owned by it may be sold after the third the anniversary of the Closing Date); provided that transfers may be made, subject to the restrictions hereof and under the charter documents of Incorporation of the Company, to Permitted Transferees. The term "Permitted Transferee," with respect to each FLIP Shareholder, shall mean any other FLIP Shareholder, and the spouse of such FLIP Shareholder; a parent or lineal descendant (including an adopted child) of a parent, or the spouse of a lineal descendant of a parent; a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the FLIP Shareholder, or a trustee, guardian or custodian for a Permitted Transferee of the FLIP Shareholder; the trustee of a trust (including a voting trust) for the benefit of the FLIP Shareholder; and a corporation, partnership or other entity of which the FLIP Shareholder and Permitted Transferees of the FLIP Shareholder are the beneficial owners of a majority in voting power of the equity, and who agrees in writing in an instrument reasonably acceptable to the Company to be bound by the (i) transfer restrictions on the Company Shares issued as Merger Consideration contained in this Agreement and (ii) obligations contained in the indemnification provisions in Section 6.02 of the Master Investment Agreement, provided that such obligation shall be limited to the actual Company Shares received by such Permitted Transferee, and such Permitted Transferee shall not be liable for money damages or otherwise.

            2.6   Tax Treatment of Merger.

            (a) Each of the Company, FLIP and the FLIP Shareholders intend, and each of the Company, FLIP and the FLIP Shareholders agree to use all commercially reasonable efforts to ensure, that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and
(ii) the receipt by the FLIP Shareholders of the Merger Consideration in exchange for the FLIP Shares will not result in any federal or state income tax liability.

            (b) The Company covenants and agrees that for at least two years beginning immediately following the Closing date (i) the Company will (a) own the Continuity Properties directly or through its ownership of one or more Subsidiaries






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                                                                    6




each of which is a "qualified REIT subsidiary" as defined in Section 856 of the Code owned by the Company and (b) use the Continuity Properties in the business of leasing real properties to tenants, and (ii) the Company will not, and will not authorize, allow or permit any Subsidiary of the Company to, directly or indirectly, transfer, assign, sell or otherwise dispose of any of the Continuity Properties to any Person, including without limitation to the Operating Partnership or to any other Subsidiary of the Company (other than to a "qualified REIT subsidiary" as defined in Section 856 of the Code owned by the Company); provided that notwithstanding the foregoing the Company may transfer some or all of the Continuity Properties (other than the Property known as 1905 Nevins Road and any other property acquired by FLIP in a transaction intended to qualify under Section 1031 of the Code) to the Operating Partnership within such two year period (i) with the prior written consent of the FLIP Shareholders, or
(ii) if the Company has obtained a written opinion of counsel from an independent tax counsel with a law firm with a national reputation, selected by the Company (with the approval of the FLIP Shareholders, which shall not be unreasonably withheld), to the effect that the Company's proposed transfer, assignment, sale or other disposition of some or all of the Continuity Properties will not cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or cause the FLIP Shareholders' receipt of the Merger Consideration in exchange for the FLIP Shares to result in any federal or state income tax to the FLIP Shareholders.


                                ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES

            3.1 FLIP. The representations and warranties are set forth in
Schedule 3.1 hereto are incorporated by reference herein as if they are set forth herein in their entirety. FLIP hereby represents and warrants to the Company that the representations and warranties in such Schedule 3.1 are complete and accurate, subject only to the qualifications with respect thereto set forth in such Schedule 3.1.

            3.2 FLIP Shareholders. FLIP Shareholders jointly and severally represent and warrant to and covenant with the Company that: (i) they together own beneficially and of record all of the issued and outstanding shares of capital stock of FLIP entitled to vote on the Merger, including the FLIP Shares, immediately prior to the Effective Time, (ii) they will have voted such shares in favor of the Merger or consented thereto in writing, and (iii) they have not and will not exercise their rights to receive payment of the fair value of such shares and the other rights and benefits provided under Section 910 of the NYBCL or otherwise.

            3.3 Survival. The representations, warranties, covenants and agreements of FLIP and the FLIP Shareholders contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, or in the case of






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                                                                    7




any covenant or agreement for which a time period is specified, for two years following the last date on which such covenant or agreement is to be performed, except that to the extent any claim for indemnification is made under the Master Investment Agreement or the MCA with respect to any representation, warranty, covenant or agreement that would otherwise terminate and a notice for indemnification shall have been timely given under Article VI of the Master Investment Agreement on or prior to such termination date, then such survival period will be extended as it relates to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI of the Master Investment Agreement. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

            3.4 Indemnification. Indemnification with respect to breaches of or inaccuracies in any representation or warranty of, or nonfulfillment of, failure to perform or breach of any covenant or agreement on the part of FLIP or the FLIP Shareholders contained in this Agreement, or on the part of the Company in the Master Investment Agreement, shall be as provided in and pursuant to the Master Investment Agreement.

            3.5 No Personal Recourse. Notwithstanding anything to the contrary contained in this Agreement or in any of the Transaction Agreements, except as otherwise specifically set forth in the Master Investment Agreement with respect to the Termination Fee, (i) only the McBride Contributor and the FLIP Shareholders (but only to the extent of the Company Shares received as Merger Consideration and held by the FLIP Shareholders), and not the Partnerships or any partner, shareholder or member of any of the McBride Contributor and the Partnerships, shall be liable for any claims made by non-McBride parties under this Agreement or any of the Transaction Agreements, (ii) the non-McBride parties to this Agreement and the other Transaction Agreements shall look only to the LP Units held by the McBride Contributor, and the Company Shares received as Merger Consideration and held by the FLIP Shareholders, with respect to any claims that may be made under this Agreement or any of the Transaction Agreements, and (iii) no personal recourse or personal liability for any claims under this Agreement or any of the Transaction Agreements shall be had against FLIP Shareholders or any partner, shareholder or member of any of the McBride Contributor and the Partnerships.


                                ARTICLE 4

                           PROPERTY INSPECTION

            4.1 General. The Company confirms that as of the date hereof, but without limiting any specific warranty, representation or condition set forth in this






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                                                                    8




Agreement or the MCA and except as otherwise set forth below in this Article 4, there are no further contingencies for the Company's studies, investigations, evaluations and inspections of the FLIP Properties.

            4.2 Condition. As a material inducement to FLIP and the FLIP Shareholders to execute this Agreement, the Company acknowledges and agrees that, except for the various express warranties, representations and conditions of FLIP set forth in this Agreement and for the various express warranties, representations and conditions of FLIP and the FLIP Shareholders in the Master Investment Agreement, the MCA or in any other documents, instruments or agreements now or hereafter to be executed or delivered by FLIP and the FLIP Shareholders and delivered to the Company pursuant to the provisions of this Agreement, the MCA or the Master Investment Agreement (collectively, the "FLIP Documents"), the FLIP Properties will be purchased by the Company "AS IS" and "WHERE IS" and with all faults, on the basis of the Company's own independent investigation. Except as expressly set forth in this Agreement or the FLIP Documents, FLIP and the FLIP Shareholders have not made, do not make, and have not authorized anyone else to make any representation as to the present or future physical condition, value, presence or absence of Hazardous Materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the FLIP Properties, and the Company acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in FLIP Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN FLIP DOCUMENTS, FLIP AND THE FLIP SHAREHOLDERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE FLIP PROPERTIES. FLIP and the FLIP Shareholders shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the FLIP Properties furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in FLIP Documents.

            4.3 Environmental Reports. Schedule 4(c) to the MCA contains a list of each report delivered or made available by FLIP to the Company with regard to so-called "Phase I" or "Phase II" environmental inspections and assessments performed prior to the date hereof, and/or a description of any known environmental problem, at the FLIP Properties (the "Delivered Assessments"). FLIP represents and warrants that the Delivered Assessments are the only environmental assessments in the possession of FLIP with regard to the FLIP Properties. The parties acknowledge that EMG has been retained to perform Phase I environmental inspections or assessments at the FLIP Properties after the date of this Agreement and prior to the fifteenth business day prior to the Closing Date. FLIP shall deliver or cause to be delivered to






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                                                                    9




the Company all reports prepared in connection with those subsequent assessments ("Subsequent Assessments"). If any Subsequent Assessment indicates that there exists at any FLIP Property any presence of or contamination by Hazardous Materials (i) which have, in the reasonable judgment of the Company, a material adverse effect on the value of such FLIP Property, (ii) which were not disclosed in the Delivered Assessments and (iii) for which Remedial Action is necessary in order for such FLIP Property to be in the same condition with regard to environmental matters as was reflected in the Delivered Assessments (such condition or contamination being referred to as an "Environmental Issue"), then the following will apply:

                  (a) Environmental Issue Notice. The Company shall give written notice of the existence of any Environmental Issues (the "Environmental Issue Notice") to FLIP not later than September 10, 1997 (which date shall be extended for any FLIP Property for which a Subsequent Assessment is not delivered at least five business days prior to September 10, 1997 to the date which shall be five business days after the delivery thereof) (the "Approval Date"). The Environmental Issue Notice shall specify, in reasonable detail, the Environmental Issue and the scope of proposed Remedial Action. Notwithstanding the foregoing, FLIP shall be and remain liable hereunder, as and to the extent elsewhere provided in this Agreement, for any breach of warranty or representation relating to the existence of any Environmental Issue existing as of the date of this Agreement or the Closing Date, and not detected in the Delivered Assessments or the Subsequent Assessments.

                  (b) FLIP Mitigation Option. After the delivery of the Environmental Issue Notice, FLIP may, within the 10 day period following such delivery, send a written notice to the Company ("FLIP Remediation Notice") of its election to cause the Company to correct and remediate the noted Environmental Issues, at FLIP's sole cost and expense ("FLIP Mitigation Option"), in which event: (A) the terms and provisions of this Agreement shall remain in full force and effect, and (B) the Company may deposit part of the Merger Consideration into an escrow with the Title Company (a "Remediation Escrow") in an amount equal to the reasonably anticipated Remedial Costs. The FLIP Shareholders will pay all costs and expenses incurred subsequent to Closing in connection with Remedial Action at those FLIP Properties with respect to which FLIP delivered a FLIP Remediation Notice. The escrowed amount in the Remediation Escrow shall be delivered to the FLIP Shareholders upon completion of such Remedial Action and the payment of such costs and expenses by the FLIP Shareholders. Any distributions made in respect of such escrowed amount during the period when such escrowed amount is held will also be held in escrow and released to the FLIP Shareholders only when the escrowed amount in respect of which such distributions were made are so released. In the event any amount is escrowed pursuant to this Section 4.3(b), then at Closing, the Company and FLIP Shareholders shall enter into a remediation escrow and disbursement agreement reasonably and mutually satisfactory to the Company, FLIP Shareholders and their respective counsel.







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                                                                    10




                  (c) Remediation To Be Performed by the Company. If the Closing occurs hereunder, all Remedial Action at those FLIP Properties with respect to which FLIP delivered a FLIP Remediation Notice shall be undertaken by the Company or its agents or contractors, and FLIP shall not be responsible for conducting such Remedial Action; provided that liability of FLIP and the McBride Contributor pursuant to the indemnification set forth in the Master Investment Agreement is in addition to, and not replaced or limited by, the terms of this
Section 4.3(c). For purposes of this Section 4.3(c), the "reasonably anticipated Remedial Costs" shall be the good faith estimate of Remedial Costs, as set forth in a detailed bid proposal by the Company's first-class nationally or regionally recognized environmental engineering and/or consulting firm.

                  (d) The Company's Right To Delete Properties. If FLIP does not elect or fails to timely elect FLIP Mitigation Option with respect to any FLIP Property subject to any Environmental Issue Notice, then the Company may, at the Company's sole option, elect to delete and eliminate from this Agreement any such FLIP Property (the "Environmental Issue Deletion Option"), by giving written notice to FLIP no later than the Closing Date. Upon delivery of such notice, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended so as to eliminate from this transaction each FLIP Property so deleted by the Company, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate amount of the Allocated Amounts and related Assumed Indebtedness, Prorations and Adjustments, of all FLIP Properties so deleted. Upon such amendment of this Agreement, all references to the FLIP Properties shall automatically exclude each FLIP Property so deleted and no Closing or pre-Closing obligations imposed on FLIP (or the conditions precedent to the obligations of the Company to effect the Merger) shall apply thereto except that the Company shall promptly return all documents, records and studies relating to such deleted FLIP Properties. Unless FLIP breaches a representation or warranty contained in this Agreement (in which event the remedies applicable thereto shall apply), the Company's exclusive remedy in the event of Environmental Issues or contamination (assuming that FLIP does not elect or fails to timely elect FLIP Mitigation Option) at any of the FLIP Properties shall be the deletion of such FLIP Properties in the manner provided above.

            4.4 Refinancing Properties. This Article 4 and the rights granted to the Company hereunder shall not apply to any FLIP Properties which are security for the Refinancing.

                                ARTICLE 5

                        TITLE AND SURVEY MATTERS

            5.1 Title Commitments. FLIP has heretofore caused (at its sole cost and expense) TitleServNY as agent for Stewart Title Guaranty Company (the "Title Company") to issue to the Company an owner's title insurance commitment for each of the FLIP Properties (the "Title Commitments"). The title insurance policy to be issued at Closing by the Title Company pursuant to the Title Commitment (the "Title Policy") shall be an ALTA Form B (1987 or later) owner's policy with respect to each FLIP Property. Each Title Commitment shall reflect the full amount of the Allocated Amount for each FLIP Property, show fee simple title or leasehold, as applicable, to the FLIP Properties vested in FLIP or a subsidiary of FLIP (the "FLIP Subsidiary"), together with legible and complete copies of all recorded documents evidencing title exceptions raised in Schedule B of the Title Commitments. It shall be a condition precedent to the obligations of the Company to effect the Merger that the Title Policies (or "marked-up" title commitments) shall have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and shall further include an owner's comprehensive endorsement (or the equivalent by way of affirmative insurance); an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate; an access endorsement; a contiguity endorsement, if applicable; a subdivision or plat act endorsement; a survey "land same as" endorsement; a zoning 3.1 endorsement (amended to include parking); a creditors' rights endorsement; an endorsement indicating that the FLIP Properties are not within any special benefit district for any entity that has been created and that will assess any one or more of the FLIP Properties, but no assessments from such entity currently appear of record; and any other endorsements reasonably requested by the Company and reasonably approved by FLIP including non-imputation and "Fairway" endorsements. As a condition precedent to the obligations of the Company to effect the Merger, each Title Commitment shall be marked for later-dating to cover the Closing, and the Title Company shall deliver the Title Policies (or "marked-up" title commitments) to the Company concurrently with the Closing. Should an update to any Title Commitment after the date hereof indicate matters that do or would materially adversely affect the value or marketability of title to any FLIP Property, or other matters which do or would materially adversely affect the Company's use, operation or financing of any FLIP Property, such matters shall be considered Defects and the cure provisions set forth in Section 5.4 shall apply; provided that a Defects Notice is timely delivered with respect to such Defects.

            5.2 Surveys. FLIP has heretofore delivered (at its sole cost and expense) an as-built survey or site plan of each FLIP Property (the "Surveys"), prepared by a surveyor(s) duly registered in the State of New Jersey. The Surveys shall be updated to a date on or after the date hereof, and certified to the Company, any designated lender(s) of the Company and the Title Company by surveyor(s) duly registered in the State of New Jersey as having been prepared in accordance with the minimum detail and classification requirements of the land survey standards of the American Land Title Association, and specifically incorporating all of the standards and protocols contemplated by the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A responsibilities and specifications 1-5 (excluding for Table A5 any information with respect to elevations), 6-11, and 13, and shall include the certification attached to the MCA as Exhibit A. The Surveys shall show any encroachments of the Improvements onto adjoining properties, easements, set-back lines or rights-of-way, and any encroachments of adjacent improvements onto any FLIP Property, and shall comply with any requirements imposed by the Title Company as a condition to the removal of the survey exception from the standard printed exceptions in Schedule B of the Title Commitments, and shall comply with any reasonable requirements of relevant lenders, if any. Without limitation of the foregoing, the Surveys shall state the legal description of the Land, the acreage of the Land and the dimensions, height and square footage of each Building, the number and location of all legal parking spaces on each parcel of Land, driveways, ingress and egress, the address of the Improvements, the zoning of the FLIP Property and shall further state whether any parcel of Land is located in a wetlands area or in an area designated by an agency of the United States as being subject to flood hazards or flood risks. Should any Survey indicate the presence of any encroachments by or upon any FLIP Property, or other matters that do or would adversely affect the value or marketability of title to any FLIP Property, or other matters which do or would adversely affect the Company's use, operation or financing of any FLIP Property, such matters shall be considered Defects, and the cure provisions set forth in Section 5.4 shall apply; provided that a Defects Notice is timely delivered with respect to such Defects.

            5.3 UCC Searches. FLIP shall deliver to the Company, or cause the Title Company to deliver to the Company, within 20 days after the date hereof, and shall update to the Closing Date, current searches of all Uniform Commercial Code financing statements naming FLIP or the FLIP Subsidiary, as the case may be, as debtor and filed with (i) the Secretary of State of the state of incorporation of FLIP or the FLIP Subsidiary, as the case may be, or (ii) the Secretary of State of the state in which a FLIP Property is located (the "UCC Searches"). Should the UCC Searches indicate matters that do or would materially adversely affect the value or marketability of title to any FLIP Property, including, but not limited to, claims or liens against any of such parties encumbering all or any portion of any FLIP Property, or other matters which do or would adversely affect FLIP's use, operation or financing of any FLIP Property, and such matters are not Permitted Exceptions, such matters shall be considered Defects, and the cure provisions set forth in Section 5.4 shall apply; provided that a Defects Notice is timely delivered with respect to such Defects.

            5.4 Defects and Cure. The items described in this Article 5 are collectively referred to as "Title Evidence." If any Title Evidence obtained after the date hereof and prior to the Closing Date discloses claims, liens, exceptions, or conditions (other than Assumed Indebtedness with respect to FLIP Properties) that materially adversely affect the use and/or marketability of title to any FLIP Property ("Defects"), the Company may, prior to the Closing Date, give written notice (the "Defects Notice") of such Defects to FLIP. If and to the extent that the Title Evidence discloses any claims, liens, exceptions or conditions to which the Company does not object in its Defects Notice, then such items shall thereafter constitute Permitted Exceptions. If, with respect to any one or more FLIP Properties, FLIP fails or refuses prior to 15 days prior to Closing ("Response Period"), to either (i) cure all Defects or (ii) cause all Defects to be insured over by the Title Company (in form and substance acceptable to the Company), then the Company may delete and eliminate from this Agreement the applicable FLIP Property by written notice to FLIP delivered on or before the Closing Date, whereupon this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended, as to eliminate such FLIP Property or FLIP Properties (the "Title Deleted Properties") herefrom, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate amount of (x) the Allocated Amounts minus
(y) the Assumed Indebtedness of all Title Deleted Properties, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments with respect to such FLIP Properties.


                                ARTICLE 6

                            COVENANTS OF FLIP

            Effective as of the execution of this Agreement, FLIP hereby covenants with the Company as follows:

                  (a) New Leases. FLIP shall not amend any Lease in any material respect or execute any new or renewal lease, license, or other agreement affecting the ownership or operation of all or any portion of the FLIP Properties or for personal property, equipment, or vehicles (unless in replacement of any existing personal property lease on substantially similar or better terms), other than in the ordinary course of business and on terms comparable to similarly situated properties except that any costs associated with Leases not listed on Schedule 9(a)(x) to the MCA which would result in an aggregate cost of greater than $100,000 shall require the approval of the Company.

                  (b) New Contracts. FLIP shall not enter into any contract with respect to the ownership, management or operation of all or any portion of any or all of the FLIP Properties that will survive the Closing (other than those in connection with the Refinancing) or that would otherwise affect the use, operation or enjoyment of any or all of the FLIP Properties, other than in the ordinary course of business and on commercially reasonable terms.

                  (c) Insurance. The insurance coverage described in the policies listed on Schedule 6.1(i) to the MCA with respect to the FLIP Properties shall remain continuously in force through and including the Closing Date.

                  (d) Operation of FLIP Properties. FLIP shall operate and manage the FLIP Properties which it owns in the same manner as in effect on the date hereof, maintaining present services, and shall maintain the FLIP Properties in good repair and working order; keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the FLIP Properties in the same manner as in effect on the date hereof; and perform, when due, all of its obligations under the Leases, Contracts, Existing Mortgages, Governmental Approvals and other agreements relating to the FLIP Properties and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the FLIP Properties. Except as otherwise specifically provided herein, the FLIP Properties at Closing shall be in substantially the same condition as each of them is in on the date hereof (subject to the performance of tenant improvements and improvements provided for in FLIP's current budget for that particular FLIP Property), reasonable wear and tear excepted, and the Contracts shall remain in full force and effect through the Closing Date, unless otherwise advised to the contrary by the Company, in writing, no later than thirty days prior to the Closing Date. None of the Personal Property, fixtures or Inventory (except such Inventory as may be consumed in the ordinary course of business) shall be removed from the FLIP Properties, unless replaced by personal property, fixtures or Inventory of equal or greater utility and value.

                  (e) Pre-Closing Expenses. FLIP shall pay in full, prior to Closing, all bills and invoices for labor, goods, material and services of any kind relating to the FLIP Properties and utility charges, relating to the period prior to Closing, but excluding therefrom all utility and other charges billed directly to Tenants or subtenants of the FLIP Properties. Except as the parties may otherwise agree herein, any alterations, installations, decorations and other work required to be performed by FLIP prior to the Closing under any and all agreements affecting the FLIP Properties have been or will, by the Closing, be completed and paid for in full.

                  (f) Good Faith. All actions required pursuant to this Agreement that are necessary or desirable to effectuate the transactions contemplated herein or to satisfy each of the conditions precedent to the obligations of the Company to effect the Merger shall be taken promptly and in good faith by FLIP, and FLIP shall furnish the Company with such documents or further assurances as the Company may reasonably require, whether prior to or following the Closing.







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                                                                    15




                  (g) No Assignment. FLIP shall not assign, alienate, lien, encumber or otherwise transfer all or any part of any or all of the FLIP Properties or any interest in any or all of them except as contemplated by this Agreement or in connection with the Refinancing.

                  (h) Change in Conditions. FLIP shall promptly notify the Company of any change in any condition with respect to any or all of the FLIP Properties or of the occurrence of any event or circumstance that makes any representation or warranty of FLIP to the Company under this Agreement untrue or misleading, or any covenant of the Company under this Agreement incapable or less likely of being performed, it being understood that FLIP's obligation to provide notice to the Company under this Section 6(h) shall in no way relieve FLIP of any liability for a breach by FLIP of any of its representations, warranties or covenants under this Agreement.

                  (i) Tax Items. FLIP acknowledges that (i) the Company needs to be able to prepare accurate estimates of its taxable income in order to monitor compliance with the requirement that it distribute 95% of its taxable income to its shareholders, and (ii) the depreciation of the FLIP assets will materially impact the computation of the Company's taxable income. Accordingly, FLIP agrees that (i) within 30 days after Closing, FLIP shall provide the Company with tax basis computations and historical tax depreciation schedules updated through the Closing Date for each FLIP Property and for any properties held by a wholly-owned subsidiary of FLIP, and (ii) within 30 days after Closing, FLIP shall provide the Company with all data required to perform depreciation allocations with respect to each property held by a partnership or limited liability company in which FLIP owns an interest.

                  (j) Financial Statements. As promptly as practicable, FLIP will deliver or cause to be delivered to the Company the audited (in the case of any fiscal year ending after the date hereof and before the Closing Date) and the unaudited (in case of any fiscal quarter ending after the date hereof and before the Closing Date) balance sheet of FLIP, and the related audited or unaudited statements of income, retained earnings and cash flows, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be.


                                ARTICLE 7

                       PRORATIONS AND ADJUSTMENTS

            For the purposes of determining FAV in accordance with Section 2.1 of this Agreement, the following shall be prorated and adjusted between FLIP, on the






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                                                                    16




one hand, and the Company, on the other hand, as of 12:00 a.m. on the Closing Date, except as otherwise specified:

                  (a) The amount of all security and other Tenant deposits, and interest due thereon, if any, shall be credited to the Company;

                  (b) The Company and FLIP shall divide the cost of any escrows hereunder equally between them;

                  (c) To the extent such charges are not billed directly to Tenants, water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

                  (d) Amounts paid or payable under any contracts assumed by the Company in the Merger (the "Contracts") shall be prorated based, to the extent practicable, on final invoices or, in the event final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

                  (e) All real estate, personal property and ad valorem taxes applicable to the FLIP Properties and levied with respect to calendar year 1997 (or 1998, if the Closing occurs in 1998) shall be prorated on an accrual basis, as of the Closing Date, utilizing the actual final Tax Bills for those FLIP Properties for 1996 (or 1997 if available) adjusted for any announced changes in rates of taxation. Prior to or at Closing, FLIP shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to the Company and the Title Company. The taxes to be prorated (i.e., county, school, city) for each FLIP Property and the billing and accrual schedule for each such tax are set forth in Schedule 12(e) to the MCA;

                  (f) All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that FLIP shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and the Company shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

                  (g) Commissions of leasing and rental agents for any Lease entered into as of or prior to the Closing Date (which are set forth on Schedule 9(a)(x) to the MCA with respect to the FLIP Properties) that are due and payable at or prior to the Closing Date, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to Closing by FLIP, without contribution or proration from the Company;

                  (h) All Base Rents and other charges actually received, including, without limitation, all Additional Rent, shall be prorated at Closing. At the time(s) of final calculation and collection from Tenants of Additional Rent for 1997, there shall be a re-proration between the Company and FLIP as to Additional Rent adjustments, which re-proration shall be paid upon the Company's presentation of its final accounting to FLIP, certified as to accuracy by the Company. At the Closing, no "Delinquent Rents" (rents or other charges which are due and owing as of the Closing) shall be prorated in favor of FLIP; and

                  (i) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

For purposes of calculating Prorations, the Company shall be deemed to be in title to the FLIP Properties, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date.


                                ARTICLE 8

              DESTRUCTION, LOSS OR DIMINUTION OF PROPERTIES

            If prior to Closing, all or any portion of any FLIP Property is damaged by fire or other natural casualty (collectively "Damage"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (a "Taking"), then the following procedures shall apply:

                  (a) As used herein, a "Material Event" shall mean any of the following:

                        (i) Damage to all or any portion of a FLIP Property, and the cost of repair or replacement of such Damage exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such FLIP Property; or

                        (ii) Taking of all or any portion of a FLIP Property, and the value of such Taking exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such FLIP Property; or

                 (iii) Any Taking or Damage that results in the cancellation or termination of any Lease of a Required Estoppel Tenant, or that provides to a Required Estoppel Tenant the right to cancel or terminate its Lease upon the giving of subsequent notice (unless such termination right is waived, in writing, by such Tenant), or that otherwise results in the permanent loss of a Required Estoppel Tenant.

                  (b) In the event of Damage or a Taking that does not constitute a Material Event, the Company shall close and take the FLIP Properties as diminished by such Damage or Taking, subject to (i) a reduction in the FAV in an amount equal to the difference, if any, between (x) the cost of repair or replacement of such Damage (or the value of such Taking) and (y) the casualty insurance proceeds (or condemnation awards) actually collected by FLIP prior to Closing (and paid to the Company at Closing) by reason of such Damage or Taking.

                  (c) If the Damage or Taking is a Material Event, then the Company, at its sole option, shall elect, within 15 days after its acquisition of actual knowledge that such Damage or Taking is a Material Event, to either:
(i) delete and eliminate from this Agreement any FLIP Property that has sustained Damage or is taken or made subject to a Taking by giving written notice to FLIP, in which event (x) this Agreement shall be deemed to have been automatically and ipso facto amended so as to eliminate the deleted FLIP Properties herefrom, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, and (y) the Company and FLIP shall proceed to close on the remaining FLIP Properties (i.e., the non-deleted FLIP Properties) subject to a reduction in the FAV in an amount equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the FLIP Property(s) so deleted, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments with respect to such FLIP Properties; or (ii) proceed to close on all of the FLIP Properties, subject to a reduction in the FAV in an amount equal to the aggregate of all deductible(s) imposed under any casualty insurance policies applicable to the FLIP Property(s) that is the subject of Damage, and an assignment of FLIP's interest in any unpaid insurance proceeds or condemnation awards.

                  (d) In the event that the Company elects to close on any FLIP Property that is subject to any Damage or Taking, each party shall fully cooperate with the other party in the adjustment and settlement of the insurance claim (or governmental acquisition proceeding).

                  (e) In the event of a dispute between FLIP and the Company with respect to the cost of repair, restoration or replacement as to any Damage or the value of a Taking, an engineer designated by FLIP and an engineer designated by the Company shall select an independent third engineer licensed to practice in the jurisdiction where the FLIP Property is located who shall resolve such dispute. The determination of such third engineer shall be final and binding on the parties and judgment may be rendered thereon in any appropriate court of record. All fees, costs and expenses of such third engineer so selected shall be shared equally by the Company and FLIP.






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                                                                    19





                                ARTICLE 9

                           TENANTS IN DEFAULT

            9.1 Applicability of Provision. If, subsequent to the Approval Date, and prior to the Closing, any FLIP Property shall be leased to (or subject to Leases with) one or more "Tenants in Default," and the total monthly rent payable with respect to such FLIP Property by its Tenants in Default shall, in the aggregate, represent 20% or more of the total rentals then being realized from that FLIP Property (whether one or more, the "Defaulted Building"), then, at the Closing, the provisions of this Article 9 shall be applicable. Upon FLIP's discovery of the existence of a Tenant in Default in any FLIP Property, FLIP shall promptly notify the Company, in writing, of the specific facts and circumstances giving rise to such conditions (such written notice being a "TID Notice"). For purposes hereof, a "Tenant in Default" shall be any Tenant who (i) commits a material default under its Lease, monetary or otherwise, which default has (without regard to applicable notice and cure provisions of its Lease) continued more than 45 days; or (ii) vacates or abandons its respective leased premises without timely paying rent therefor (i.e., within 45 days of due date); or (iii) files, or has filed against it, any petition for bankruptcy or reorganization or other debtor or creditor relief procedure under any state or federal law; or (iv) who repudiates in writing its obligations under its Lease; or (v) who admits or asserts, in writing, its inability or unwillingness either to pay its debts as they become due or otherwise to comply with the terms of its respective Lease.

            9.2 The Company's Rights. For and during a period of 20 days after its receipt of a TID Notice (the "TID Study Period"), the Company shall have the right to reexamine all of the Books and Records relating to the Tenant In Default and its respective Lease; to inspect the Defaulted Building and leased premises of the Tenant(s) In Default; to interview representatives of, and otherwise freely deal with, the Tenant(s) In Default in order to ascertain the cause and likely effects and ramifications of the particular default(s) in question; and to otherwise evaluate the impact of that particular default on the Company's acquisition of the Defaulted Building as a component of the FLIP Properties. Within ten days after the conclusion of the applicable TID Study Period, upon its reasonable determination that the situation has a Material Adverse Effect on the value of the building, the Company shall have the unilateral right to delete and eliminate those FLIP Properties that include Defaulted Buildings from this Agreement (the "Deleted Buildings") by giving written notice to FLIP ("Deletion Notice"). Upon any such identification by the Company of Deleted Buildings and delivery of the Deletion Notice to FLIP, this Agreement shall, without further action of the parties, be deemed to have been amended, ipso facto, so as to eliminate herefrom such Deleted Buildings, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the FLIP Properties so deleted, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments assigned to such FLIP Properties. Upon such amendment, all references to the FLIP Properties shall automatically exclude the Properties so deleted and no Closing or pre-Closing obligations of FLIP (or the conditions precedent to the obligations of the Company to effect the Merger) shall apply to the FLIP Properties so deleted.


                               ARTICLE 10

                     CONDITIONS PRECEDENT TO CLOSING

            10.1 Conditions Precedent to the Company's Obligations. The obligation of the Company to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (all of which may be waived in whole or in part by the Company in its sole discretion):

                  (a) Master Investment Agreement. The fulfillment (or waiver, if permissible), at or prior to the Closing, of each of the conditions set forth in Article VII of the Master Investment Agreement and the consummation of all of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement);

                  (b) Merger of FLIP Subsidiary. At the Effective Time, the FLIP Subsidiary will have merged with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" within the meaning of the Code;

                  (c) Pending Actions. As of the Closing Date, except as set forth on Schedule 6.1(h) to the MCA with respect to the FLIP Properties, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after Closing, would materially and adversely affect the value or marketability of any FLIP Property or the FLIP Properties as a whole, or the ability of the Company to operate any or all of the FLIP Properties in the manner in which such FLIP Property is being operated on the date hereof;

                  (d) Zoning. As of the Closing Date, no proceedings shall be pending or threatened in writing that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications of any or all of the FLIP Properties, or any portion thereof;

                  (e) Flood Insurance. As of the Closing Date, if any material improvement at a FLIP Property is located in a flood plain, flood plain insurance in form and substance reasonably acceptable to the Company shall be available for purchase by the Company at or prior to the Closing Date;

                  (f) Utilities. On the Closing Date, no moratorium or legal proceeding shall be pending or threatened affecting the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities servicing the FLIP Properties;

                  (g) Pay-Off Letters. FLIP shall have provided to the Company a pay-off letter (the "Pay-Off Letter") issued by each mortgagee holding an Existing Mortgage, setting forth the amount of principal and interest outstanding on the Closing Date;

                  (h) Bankruptcy. As of the Closing Date, neither FLIP nor any FLIP Property is the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court;

                  (i) Representations and Warranties True. The representations and warranties of FLIP and the FLIP Shareholders contained herein are true and correct in all material respects as of the Closing Date;

                  (j) Covenants Performed. All covenants of FLIP and the FLIP Shareholders required to be performed prior to the Closing Date have been performed, in all material respects;

                  (k) Material Adverse Effect. As of the Closing Date, there have been no events which have had or could be expected to have a Material Adverse Effect;

                  (l) Title to the FLIP Properties. Title to the FLIP Properties is in the condition required under Article 5;

                  (m) New Jersey Environmental Clearance. On or prior to the Closing Date, FLIP shall have delivered to the Company written proof of compliance with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 to et seq.) ("ISRA") or written proof of exemption or exclusion therefrom for each FLIP Property at FLIP's sole cost and expense and shall certify that such written proof is a true, complete and correct copy thereof. Such written proof shall be in the form of (i) either (A) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP"), (B) an unconditional Negative Declaration and No Further Action Letter from the NJDEP or (C) a De Minimis Quantity Exemption and (ii) true complete and correct copies of the supporting Applicability/Nonapplicability Affidavits. FLIP HEREBY WAIVES ITS RIGHT UNDER ISRA TO VOID THE TRANSACTION

CONTEMPLATED HEREIN AND TO TERMINATE THIS AGREEMENT AS A
RESULT OF NON-COMPLIANCE WITH ISRA; and

                  (n) Closing Deliveries. On the Closing Date, all required closing deliveries shall have been made by FLIP pursuant to Section 10.2, and FLIP shall have delivered any Estoppel Certificates required to be executed by FLIP pursuant to Section 3(a)(xiii) of Schedule 3.1.

            10.2 Closing Deliveries. It shall be a condition precedent to the obligations of the Company to effect the Merger that, at Closing (or such other times as may be specified below), FLIP shall deliver or cause to be delivered to the Company the following, each in form and substance reasonably acceptable to the Company and its counsel:

                  (a) Keys. Keys to all locks located at each FLIP Property to the extent in FLIP's possession;

                  (b) Affidavit of Title and ALTA Statement. As to each FLIP Property, an Affidavit of Title and an ALTA Statement (or comparable forms required by the Title Company in New Jersey and required by the Title Company as a condition to the issuance of the Title Policies), including any affidavit required to obtain a non-imputation endorsement, each executed by FLIP and in form and substance acceptable to the Title Company and to the Company;

                  (c) Letters to Tenants. Letters executed by FLIP and, if applicable, its management agents, addressed to all Tenants, in form approved by the Company (the "Tenant Letters"), notifying all Tenants of the Merger and directing payment of all rents accruing after the Closing Date to be made to the Company or at its direction;

                  (d) Title Policies and Surveys. The Title Policies (or "marked-up" title commitments) issued by the Title Company, dated as of the Closing Date in the amount of the Allocated Amounts for each FLIP Property, with such endorsements and otherwise in accordance with the requirements of Article 5 (it being understood that FLIP will provide any certificates or undertakings required in order to induce the Title Company to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file); and the Surveys for each FLIP Property in the form required in
Section 5.2 certified by the surveyor to the Company, any designated lender(s) of the Company and the Title Company;

                  (e) Original Documents. To the extent not previously delivered to the Company, originals or copies of the Leases, contracts to be assumed by the Company and Governmental Approvals;







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                                                                    23




                  (f) Plans and Specifications. To the extent not previously delivered to the Company, all plans and specifications in FLIP's possession and control or otherwise available to FLIP;

                  (g) Tax Bills. To the extent not previously delivered to the Company, copies of the most currently available Tax Bills;

                  (h) Entity Transferor Certificate. Entity transferor certifications confirming that neither FLIP nor any FLIP Shareholder is a "Foreign Person" within the meaning of Section 1445 of the Code;

                  (i) Rent Roll. A Rent Roll, prepared as of the Closing Date, certified by FLIP to be true, complete and correct through the Closing Date;

                  (j) Pay-Off Letters. FLIP shall procure and deliver the Pay-Off Letters with respect to every Existing Mortgage;

                  (k) Certificates of Occupancy. FLIP shall procure and deliver valid and subsisting certificates of occupancy or the equivalent thereof with respect to each FLIP Property issued by each municipality in which such FLIP Property is located;

                  (l) ISRA Compliance. Documentation evidencing compliance with ISRA issued by the NJDEP's for each of the FLIP Properties; and

                  (m) Other. Such other documents and instruments as may reasonably be required by the Company, its counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

            10.3 Conditions Precedent to FLIP and the FLIP Shareholders' Obligations. The obligations of FLIP and the FLIP Shareholders to effect the Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions (all of which may be waived in whole or in part by FLIP and the FLIP Shareholders in their respective sole discretion):

                  (a) Master Investment Agreement. The fulfillment (or waiver, if permissible), at or prior to the Closing, of each of the conditions set forth in Article VII of the Master Investment Agreement and the consummation of all of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement);







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                                                                    24




                  (b) Promissory Note. The Company shall have executed and delivered to the Partnership a promissory note substantially in the form attached hereto as Exhibit D, and the Operating Partnership shall have issued to the Company in consideration therefor such number of Partnership Units equal to the aggregate principal amount of indebtedness evidenced by such promissory note divided by the Per Unit Purchase Price; and

                  (c) Merger of FLIP Subsidiary. At the Effective Time, the FLIP Subsidiary will have merged with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" within the meaning of the Code.

            10.4 Closing Deliveries by the Company. It shall be a condition precedent to the obligations of FLIP and the FLIP Shareholders to effect the Merger that, at Closing, the Company shall, upon surrender by a FLIP Shareholder of certificates representing FLIP Shares, deliver or cause to be delivered to such FLIP Shareholder certificates representing the number of Company Shares such FLIP Shareholder is entitled to receive pursuant to Section 2.1.


                               ARTICLE 11

                              MISCELLANEOUS

            11.1  Termination.

                  (a) This Agreement shall be terminated in the event the Master Investment Agreement is terminated pursuant to its terms.

                  (b) If this Agreement is validly terminated pursuant to
Section 11.1(a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the parties hereto, except as provided in the Master Investment Agreement.

            11.2 Notices. All notices and other communications hereunder must be given in the manner provided in the Master Investment Agreement.

            11.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

            11.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            11.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

            11.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            11.7 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

            11.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            11.9 Jurisdiction. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING AT LAW OR IN EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION.

            11.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER IS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

            11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            11.12 FLIP Subsidiary. It is currently expected by the parties hereto that prior to the Effective Time certain of the FLIP Properties will be held by the FLIP Subsidiary. At the Effective Time, the FLIP Subsidiary will merge with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" under the Code, and all of the issued and outstanding shares of capital stock of the FLIP Subsidiary shall be extinguished and canceled. The parties hereto agree that they will execute such further documents and instruments and take such further actions as may be reasonably requested by one or more of the other parties hereto to effect such merger.

            11.13 Entire Agreement. This Agreement and the other documents contemplated hereby constitute the entire understanding between the parties with respect to the subject matter hereof, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement.


                               ARTICLE 12

                              DEFINED TERMS

            12.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the business or condition of FLIP, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Continuity Properties" means all of the FLIP Properties and the FLIP Acquisition Property set forth in Schedule 1(c) to the MCA other than the FLIP Partnership Interests set forth in Schedule 1(o)B to the MCA.

                  "FLIP Properties" means the properties of FLIP including: (i) the parcels of land described and attributed to FLIP in Schedule 1(p)B to the MCA (collectively, the "Land"), together with all strips, gores, rights easements and interests appurtenant thereto, including, but not limited to, all right, title and interest of FLIP in and to any islands, alleys, drives, streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, FLIP; (ii) all improvements located on, over or below the Land, including, but not limited to, the buildings thereon (the "Buildings"), and all other structures, systems, and utilities associated with, and utilized in the ownership and operation of the Buildings (all such improvement being collectively referred to herein as the "Improvements"), but excluding improvements and structures, systems and utilities, if any, owned by Tenants and subtenants of the Buildings: (iii) all right, title and interest of FLIP in and to all tangible personal property (x) located on or in the Land or Improvements, or (y) used in connection with the operation and maintenance of any or all of the FLIP Properties, but not including personal property subject to equipment leases, (collectively, the "Personal Property"); (iv) all building materials, supplies, hardware, carpeting and other inventory owned by FLIP and maintained in connection with FLIP's ownership and operation of the Land and/or Improvements (collectively, the "Inventory"); (v) FLIP's interest in all goodwill, trademarks, trade names, property owners' associations, architectural control boards, development agreements, development rights and entitlements, claims against third parties and other intangible property used or useful in connection with the foregoing (collectively, the "Intangible Personal Property"); (vi) FLIP's interest in all leases and other agreements to occupy all or any portion of the Land and/or Improvements in effect on the date hereof or into which FLIP enters prior to the Closing, but pursuant to the express terms of this Agreement (collectively, the "Leases"); and (vii) FLIP's proportionate ownership interests in partnerships described on Schedule 1(o)B to the MCA (collectively, the "Partnership Interests").

                  "Material Adverse Effect" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of FLIP or the FLIP Properties which would be material to FLIP and the FLIP Properties, taken as a whole.

                  "Operating Statements" mean all income and expense statements and year-end financial operating statements for the FLIP Properties for calendar years 1994, 1995 and 1996 and for the first and second quarters of 1997.

                  "Permitted Lien" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to liabilities or obligations not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the FLIP Property subject to such Lien or the use of such FLIP Property in the conduct of the business of FLIP.

                  "Remedial Action" shall mean any and all corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Environmental Issues, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the date hereof.

                  "Remedial Costs" shall mean all costs, liabilities, expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the fees and environmental consultants and contractors: (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (vi) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

                  "Rent Roll" means the rent roll for the Buildings, indicating all Leases, Tenants and other pertinent information.

                  "Tenants" means all of the tenants of the FLIP Properties listed on the Rent Roll.

            12.2 Glossary. The following capitalized terms are, unless otherwise indicated below, defined in the following sections of this Agreement, unless otherwise indicated below:


Defined Terms                               Section
Acquiror                                    Recital
Action or Proceeding                        1(h) of Schedule 3.1
Additional Rent                             3(a)(vi) of Schedule 3.1
Adjustments                                 2.1(b)
Agreement                                   Preamble
Allocated Amounts                           2.1(b)
Approval Date                               4.3(a)
Assumed Indebtedness                        2.1(b)
Base Rent                                   3(a)(vi) of Schedule 3.1

Defined Terms                               Section
Books and Records                           12.1
Buildings                                   12.1
CERCLA                                      10.01 of MIA
Closing                                     1.02 of MIA
Closing Date                                1.02 of MIA
Contracts                                   7(d)
Code                                        10.01 of MIA
Company                                     Preamble
Company Shares                              2.1(a)
Constituent Corporations                    1.1
Continuity Properties                       12.1
Damage                                      8
Defaulted Building                          9.1
Defects                                     5.4
Defects Notice                              5.4
Deleted Buildings                           9.2
Deletion Notice                             9.2
Delinquent Rents                            7(h)
Delivered Assessments                       4.3
Disclosed Contracts                         1(e) of Schedule 3.1
Effective Time                              1.4(b)
Environmental Issue Deletion Option         4.3(d)
Environmental Issue                         4.3
Environmental Issue Notice                  4.3(a)
Environmental Law                           10.01 of MIA
Estoppel Certificate                        3(a)(xiii) of Schedule 3.1

Defined Terms                               Section
Exercise Date                               1.01(a)(iv) of Stock Purchase
                                            Agreement
Existing Loan Documents                     1(s) of Schedule 3.1
Existing Loans                              1(s) of Schedule 3.1
Existing Mortgages                          1(s) of Schedule 3.1
Existing Notes                              1(s) of Schedule 3.1
FAV                                         2.1(b)
FLIP                                        Preamble
FLIP Subsidiary                             5.1
FLIP Documents                              4.2
FLIP Mitigation Option                      4.3(b)
FLIP Properties                             12.1
FLIP Remediation Notice                     4.3(b)
FLIP Shares                                 2.1(b)
FLIP Shareholders                           Preamble
GAAP                                        10.01 of MIA
Governmental Approvals                      1(d) of Schedule 3.1
Governmental or Regulatory Authority        3.05(a) of MIA
Hazardous Materials                         10.01 of MIA
Improvements                                12.1
Intangible Personal Property                12.1
Inventory                                   12.1
ISRA                                        10.1(m)
Land                                        12.1
Leases                                      12.1
Liens                                       10.01 of MIA
LP Units                                    2(c) of MCA

Defined Terms                               Section
Lock-Up Period                              2.5
Maryland Secretary of State                 1.4(a)(i)
Master Investment Agreement or MIA          Recital
Material Adverse Effect                     12.1
Material Event                              8(a)
McBride                                     Recital
McBride Contribution Agreement or MCA       Recital
McBride Contributor                         Preamble of MCA
MD Articles of Merger                       1.4(a)(i)
Merger                                      Recital
Merger Consideration                        2.1(b)
MGCL                                        Recital
New York Secretary of State                 1.4(a)(ii)
NJDEP                                       10.1(m)
NYBCL                                       Recital
NY Certificate of Merger                    1.4(a)(ii)
Operating Partnership                       Recital
Operating Statements                        12.1
Partnerships                                1(n) of MCA
Partnership Interests                       12.1
Partnership Units                           Recital of MIA
Pay-off Letter                              10.1(g)
Per Share Purchase Price                    2.01 of MIA
Per Unit Purchase Price                     2.01 of MIA
Permitted Exceptions                        5(a) of MCA
Permitted Lien                              12.1

Defined Terms                               Section
Permitted Transferee                        2.5
Personal Property                           12.1
Prorations                                  2.1(b)
Refinancing                                 10.01 of MIA
Remedial Action                             12.1
Remedial Costs                              12.1
Remediation Escrow                          4.3(b)
Rent Roll                                   12.1
Required Estoppel Tenants                   3(a)(xiii) of Schedule 3.1
Response Period                             5.4
Securities Act                              3.05(b) of MIA
Stock Purchase Agreement                    1.01(i) of MIA
Subsequent Assessments                      4.3
Subsidiary                                  10.01 of MIA
Surveys                                     5.2
Surviving Corporation                       Recital
Taking                                      8
Tax Bills                                   1(m) of Schedule 3.1
Tenants                                     12.1
Tenants in Default                          9.1
Tenant Letters                              10.2(c)
Termination Fee                             9.02(b) of MIA
TID Notice                                  9.1
TID Study Period                            9.2
Title Commitments                           5.1
Title Company                               5.1

Defined Terms                               Section
Title Deleted Properties                    5.4
Title Evidence                              5.4
Title Policy                                5.1
Transaction Agreements                      10.01 of MIA
Transactions                                1.01 of MIA
Transfer Taxes                              10.01 of MIA
UCC Searches                                5.3

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                             AMERICAN REAL ESTATE INVESTMENT
                                 CORPORATION


                             By:  /s/ EVAN ZUCKER
                                 Name:  Evan Zucker
                                 Title:    President


                             FAIRLAWN INDUSTRIAL PARK, INC.


                                 By:/s/ TIMOTHY B. McBRIDE
                                    Name: Timothy B. McBride
                                    Title:    Treasurer and Attorney-in-Fact


                                 FRANCIS V. McBRIDE
                          REVOCABLE TRUST, UID 4/22/96


                                 By: /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                      ANTOINETTE R. McBRIDE, TRUSTEE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 JOAN H. McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 MARY V. DEKORTE


                                 /s/ TIMOTHY B. McBRIDE
                                 TIMOTHY B. McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 KATHRYN M. KRUCKEL

                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 MORIA McBRIDE MURPHY


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 J. NEVINS McBRIDE, JR.


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 W. PETER McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 DAVID F. McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 TERENCE A. McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 SHEILA JAMES


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 MICHAEL X. McBRIDE


                                 /s/ TIMOTHY B. McBRIDE, Attorney-in-Fact
                                 MARK J. McBRIDE

                                EXHIBIT A

                    AMENDED AND RESTATED ARTICLES OF
                      INCORPORATION OF THE COMPANY

                                EXHIBIT B

                 DIRECTORS OF THE SURVIVING CORPORATION


1.    *Jim Mulvihill
2.    *David Lesser
3.    *David McBride
4.    +Jeffrey Kelter
5.    +Robert A. Branson
6.    oEvan Zucker
7.    oTimothy McBride

      * To serve from and after the Effective Time until their respective successors are duly elected at the third succeeding annual stockholders meeting after the Effective Time.

      + To serve from and after the Effective Time until their respective successors are duly elected at the second succeeding annual stockholders meeting after the Effective Time.

      o To serve from and after the Effective Time until their respective successors are duly elected at the first succeeding annual stockholders meeting after the Effective Time.

                                EXHIBIT C

                 OFFICERS OF THE SURVIVING CORPORATION




             Name                          Title
David F. McBride               Chairman of the Board
Jeffrey Kelter                 President

                               EXHIBIT D

                            PROMISSORY NOTE

                              SCHEDULE 3.1

                  FLIP REPRESENTATIONS AND WARRANTIES


            Except as otherwise disclosed in the schedules to the MCA with respect to a FLIP Property, FLIP represents and warrants to, and covenants with, the Company as follows:

      1.    General.

            (a) Organization. FLIP is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and lawful authority to (i) own, lease and operate its properties and assets as they are now owned, leased and operated and (ii) carry on its business as now conducted and presently proposed to be conducted. FLIP is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not result in a Material Adverse Effect.

            (b) Authority. FLIP has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the other documents delivered by FLIP pursuant to this Agreement, and the performance of all of its obligations under this Agreement and such other documents by it, have been duly authorized by it, and this Agreement is binding on it and enforceable against it in accordance with its terms. No consent (other than those which have been obtained or as set forth on Schedule 6.1(b) to the MCA with respect to the FLIP Properties) of any creditor, investor, partner, shareholder, tenant-in-common of FLIP, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by FLIP is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by FLIP will (i) result in a breach of, default under, or acceleration of, any agreement to which FLIP is a party or by which it or any of the FLIP Properties are bound, other than the Existing Mortgages as set forth in Schedule 6.1(b) to the MCA with respect to the FLIP Properties,
(ii) violate any provision of its limited liability company agreement or other organizational documents or (iii) violate any restriction, court order, agreement or other legal obligation to which FLIP and/or any of the FLIP Properties are subject, except for such breaches, defaults, acceleration, or violations which individually or in the aggregate would not have a Material Adverse Effect.

            (c) Other Rights. There are no development or other rights associated with any FLIP Property which are not being transferred to the Company under this Agreement or the other transaction documents.

            (d) Defaults. To its knowledge, FLIP is not in default (which default remains uncured) under any of the documents, recorded or unrecorded, referred to in the Title Commitments for the FLIP Properties, except for such defaults that individually or in the aggregate would not have a Material Adverse Effect. To its knowledge, neither FLIP nor any FLIP Property is in default under any certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction thereof in respect of the FLIP Properties, or any portion thereof, occupancy thereof or any present use thereof (the "Governmental Approvals"), except for such defaults which individually or in the aggregate would not have a Material Adverse Effect.

            (e) Contracts. There are no existing contracts or equipment leases of any kind relating to the management, leasing, construction, operation, maintenance or repair of any FLIP Property to which FLIP is a party, except those contracts listed on Schedule 6.1(e) to the MCA with respect to the FLIP Properties (the "Disclosed Contracts"). The Disclosed Contracts are in full force and effect and have not been modified except as set forth in such Schedule 6.1(e) with respect to the FLIP Properties, and all of the Disclosed Contracts will remain in full force and effect through the Closing unless the Company otherwise directs FLIP pursuant to written notice provided to FLIP at least 35 days prior to Closing. To its knowledge, each party to the Disclosed Contracts has performed all material obligations required to be performed by it, and is not in default under any of such Disclosed Contracts, except for such defaults that individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 6.1(e) to the MCA with respect to the FLIP Properties, all of the Disclosed Contracts may, by the express terms thereof, be terminated without penalty or other payment by FLIP (or its assignees or successors) upon no more than 30 days' prior notice.

            (f) Employees. FLIP does not have any employees. FLIP is not a party to any collective bargaining or other agreement or understanding with any labor union relating to any one or more of the FLIP Properties, and is not privy to or involved in any labor or union controversy or other union interaction of any kind.

            (g) Compliance with Laws and Codes. (i) The FLIP Properties, and the use and operation of any or all of them are (or the use and operation of any component, portion or area of any FLIP Property is) in material compliance with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits and authorizations; and (ii) there are presently and validly in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the FLIP Properties as they are presently being operated, whether required of FLIP or any Tenant, except for failures in
(i) or (ii) above to comply or to hold such licenses, permits or other authorizations which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect. FLIP has not received any written notice from any Governmental Authority or person alleging that any or all of the FLIP Properties fails to comply with any or all applicable requirements of the Americans With Disabilities Act of 1990, as amended (42 U.S.C.A. ss.ss. 12101 et seq.) (i) Each FLIP Property is zoned by the municipality in which it is located so as to permit the existing uses and structures thereon, in a manner that accommodates and is fully compatible with the Building and Improvements as they presently exist at each such FLIP Property, and (ii) no FLIP Property constitutes a nonconforming use or nonconforming structure under applicable present zoning laws, except for violations in (i) or (ii) above which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect. To its knowledge, no zoning, subdivision, Environmental Law, Environmental Permit, building code, health, fire, safety or other law, order or regulation is, or on the Closing Date will be, violated by the continued maintenance, operation or use of any Improvements or parking areas at the FLIP Properties, except for violations which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect, and, other than those set forth in
Schedule 6.1(g) with respect to the FLIP Properties, FLIP has not received any written notice of any such violation from any Governmental Authority having jurisdiction over the FLIP Properties. The foregoing representation in this clause shall not apply to any matters specifically described in Section 1(h) or
Section 2 in this Schedule 3.1.

            (h) Litigation. Except as shown on Schedule 6.1(h) to the MCA with respect to the FLIP Properties or those proceedings as to which liability has been expressly assumed in writing by an insurer, there are no pending or, to its knowledge, threatened, actions, suits, arbitrations, or judicial, municipal, or administrative proceedings ("Action or Proceeding") nor to its knowledge are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting any FLIP Property or in which FLIP is or will be a party by reason of its ownership or operation of, or right to acquire, any FLIP Property or any portion thereof, including, without limitation, proceedings for or involving collections (other than collection proceedings in the ordinary course of business), condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on any FLIP Property or by reason of the condition, use of, or operations on, such FLIP Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to its knowledge threatened, against FLIP, nor, to its knowledge, are any of such proceedings contemplated by it which, individually or in the aggregate, is having or would be reasonably expected to have a Material Adverse Effect. FLIP is not subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or would be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of FLIP to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

            (i) Insurance. FLIP now has in force or is named as an additional insured on casualty, liability and business interruption insurance relating to the FLIP Properties in the minimum coverages and amounts set forth in Schedule 6.1(i) to the MCA with respect to the FLIP Properties. FLIP has not received any written notice from any insurance carrier and has no knowledge of any defects or inadequacies in the FLIP Properties that, if not corrected, would result in termination of insurance coverage or material increase in the present cost thereof.

            (j) Financial Information. The Operating Statements and all of their Books and Records: are complete, accurate, true and correct; will be, prior to the Exercise Date, compiled in accordance with generally accepted accounting principles; and accurately set forth in all material respects the results of the operation of the FLIP Properties and/or the financial position of FLIP for the periods covered. There has been no material adverse change in the financial condition or operation of the FLIP Properties since the period covered by the Operating Statements.

            (k) Re-Zoning. There is not now pending, and FLIP has no knowledge of, any threatened proceeding for the rezoning of any FLIP Property or any portion thereof, or the taking of any other action by governmental authorities that would have a material adverse impact on the value of any FLIP Property or use thereof.

            (l) Personal Property. The Personal Property is all of the personal property owned by FLIP and used in (or necessary for) the operation of the FLIP Properties. FLIP has good title to the Personal Property, free and clear of any Liens, except for Permitted Liens. All such Personal Property is in good working condition, and free of material defects, normal wear and tear excepted.

            (m) Real Estate Taxes. The bill or bills issued for the years 1994, 1995 and 1996, for all real estate taxes and personal property taxes and copies of any and all notices pertaining to real estate taxes or assessments applicable to the FLIP Properties (the "Tax Bills") (and, to FLIP's knowledge, the only real estate tax bills applicable to the FLIP Properties) have been delivered to the Company. Except as set forth on Schedule 6.1(m) to the MCA with respect to the FLIP Properties, FLIP has not received written notice of any proposed or actual increase in the assessed valuation or rate of taxation of any or all of the FLIP Properties from that reflected in the most recent Tax Bills. Except as described on Schedule 6.1(m) to the MCA with respect to the FLIP Properties, to its knowledge, there is not now pending, and FLIP agrees that it will not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed and shall automatically be deemed given in the event that the Company fails to respond to a request for its consent within five business days after the date on which such request is deemed delivered), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of any of the FLIP Properties or any other relief for any tax year. In the event that any of the pending tax proceedings reflected on Schedule 6.1(m) to the MCA with respect to the FLIP Properties result in any rebate of taxes paid after the Closing Date in respect of any period ending prior to the Closing Date, the amount of such rebate, net of the fees and expenses owing to tax certiorari counsel and all other fees and expenses (including, without limitation, other attorneys' fees and expenses) payable by FLIP in connection with any such tax proceedings shall be the property of and remitted to FLIP (except if and to the extent that all or any portion of such rebated sums are due to Tenants). There are no outstanding agreements with attorneys or consultants providing for compensation on a contingency basis with respect to the Tax Bills that will be binding on the Company or any of the FLIP Properties after the Closing. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or to its knowledge, will be, assessed against the FLIP Properties, or any portion thereof in respect of the year 1997 or any prior year, and no special assessments of any kind (special, bond or otherwise) are or have been levied against the FLIP Properties, or any portion thereof, that are outstanding or unpaid, and, to its knowledge, none will be levied prior to Closing.

            (n) Taxes. No federal, state or local taxing authority has asserted in writing any tax deficiency, lien, interest or penalty or other assessment against the FLIP Properties or FLIP which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to the FLIP Properties or FLIP which reasonably may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against the

FLIP Properties, and to its knowledge, no event has occurred and no condition or circumstance exists which presents a material risk that any tax will be imposed on FLIP or any FLIP Property, in each case which would have, individually or in the aggregate, a Material Adverse Effect. FLIP has prepared and timely filed all tax returns required to be filed by it on or before the date hereof, which to the extent the taxes are imposed on the FLIP Properties or on FLIP are true, correct and complete in all material respects. FLIP has paid or made provision for the payment of all taxes that are due or claimed in writing to be due from it on or before the date hereof by any governmental taxing authority. Since December 31, 1996, FLIP has not incurred any liability for taxes except in the ordinary course of business. FLIP is an S corporation that validly elected to be an S corporation for federal and relevant state and local income tax purposes beginning with its first taxable year beginning January 1, 1987 and has maintained its status as an S corporation at all times thereafter. No event exists or has existed which presents any risk that FLIP's status as an S corporation is or was subject to termination or revocation. At Closing, FLIP will not have any earnings and profits for federal income tax purposes.

            (o) Transfer Taxes. All applicable recording fees, documentary transfer taxes, and use, personal property and all other Transfer Taxes imposed with respect to the FLIP Properties shall be paid by FLIP.

            (p) Easements and Other Agreements. FLIP has not received any written notice (that remains outstanding) alleging that it is in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions.

            (q) Lease Controversies. Except as described on Schedule 6.1(q) to the MCA with respect to the FLIP Properties, no controversy, complaint, proceeding, suit or litigation relating to all or any of the Leases, is pending or, to its knowledge, threatened, whether in any tribunal or informally.

            (r) United States Person. Neither FLIP nor any FLIP Shareholder is a "Foreign Person" within the meaning of Section 1445(f)(3) of the Code and each of them shall execute and deliver an "Entity Transferor" or "Individual Transferor" certification at Closing.

            (s) Existing Mortgage(s). Schedule 6.1(t) to the MCA sets forth a true, correct and complete schedule of those mortgage(s) or trust deed(s) ("Existing Mortgages") presently encumbering the FLIP Properties or any portion thereof. FLIP has complied with (and, prior to Closing, shall continue to comply with) the terms of, and all notices or correspondence received from the holder of, the promissory notes evidencing the loans (the "Existing Loans") secured by the Existing Mortgages (the "Existing Notes"), the Existing Mortgages, and all other documents securing the Existing Notes (collectively, the "Existing Loan Documents"). FLIP has paid (and, at all times prior to Closing, shall pay), when and as due, all sums due under the Existing Loan Documents. The Existing Notes and Existing Mortgages are in full force and effect, and FLIP has not received any notice of a default thereunder or under the Existing Loan Documents. FLIP has delivered to the Company true, complete and accurate copies of all of the Existing Loan Documents. All of the Existing

Loans other than the Refinancing and those set forth on Schedule 6.1(t) may be prepaid, in full, on the Closing Date without imposition of any penalty or premium.

            (t) Condemnation. FLIP has not received any written notice of any, and to its knowledge there are no, pending or contemplated condemnation or other governmental eminent domain proceedings affecting all or any part of any of the FLIP Properties.

            (u) Disclosure. FLIP has not intentionally withheld from the Company any materially adverse information about any FLIP Property of which it has knowledge. All items delivered by FLIP pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading. The copies of all documents and other agreements delivered or furnished and made available by FLIP to the Company pursuant to this Agreement constitute all of and the only Leases and other agreements to which FLIP is presently a party relating to or affecting the ownership, leasing, management and operation of the FLIP Properties, there being no "side" or other agreements, written or oral, in force or effect, to which FLIP is a party or to which any FLIP Property is subject. No representation or warranty made by FLIP in this Agreement, no exhibit attached hereto with respect to the FLIP Properties, and no schedule contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading.

            (v) Title to Properties. At Closing, the Company will receive good and marketable title to the FLIP Properties, free and clear of all Liens, other than the Assumed Indebtedness with respect to the FLIP Properties.

            (w) Assets and Liabilities. At the Closing Date, the only assets of FLIP will be those listed on Part B of Schedule 2(b)(i)-A to the MCA and the only liabilities of FLIP will be those set forth on Part B of Schedule 2(b)(i)-B and liabilities incurred in the ordinary course of business with respect to the operation of the FLIP Properties prior to the Closing Date or those which, individually or in the aggregate, would not have a Material Adverse Effect.

            (x) Source of Income. Except as set forth in Schedule 6.1(y) to the MCA with respect to the FLIP Properties, which schedule may be delivered or updated through the date that is 30 days before the Closing, (i) at Closing, all gross income generated by the FLIP Properties pursuant to the Leases (as amended through Closing) or otherwise will be from the sources described in Section 856(c)(3) of the Code and (ii) at Closing, all of the assets held by FLIP (and assets owned by partnerships in which FLIP has an ownership interest or by the FLIP Subsidiary) will be assets described in Section 856(c)(5)(A) of the Code.

            (y) Income from Prohibited Transactions. FLIP is not holding any of the FLIP Properties primarily for sale to customers in the ordinary course of business as described in Section 1221(1) of the Code such that the income derived therefrom would be considered income from prohibited transactions as defined at Section 857(b)(6) of the Code.

            (z) Partnership Status. Each Partnership Interest held by FLIP that constitutes an ownership interest in a partnership is an interest in a partnership that has been organized and at all times classified as a partnership for federal income tax purposes and for the applicable state income tax purposes and not as a corporation or an association taxable as a corporation.

      2.    Environmental.

            FLIP has obtained all Licenses which are required in respect of its business, operations or FLIP Properties under applicable Environmental Laws, and FLIP and the FLIP Properties are in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Delivered Assessments or on Schedule 8 to the MCA with respect to the FLIP Properties, and except in such circumstances as would not, individually or in the aggregate, have a Material Adverse Effect, FLIP represents and warrants to the Company that to its knowledge:

            (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental or Regulatory Authority with respect to any alleged failure by FLIP to have any License required in connection with the conduct of the business or operations of FLIP with respect to any treatment, storage, recycling, transportation, disposal or Release, of any Hazardous Material at any of the FLIP Properties.

            (b) Neither FLIP nor any prior owner or lessee of any of the FLIP Properties has handled any Hazardous Material on any FLIP Property and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present,
(ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any of the FLIP Properties, during any period that FLIP owned or leased such FLIP Property or prior thereto.

            (c) FLIP has not transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that would lead to claims against the Company or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

            (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of FLIP and none of the FLIP Properties is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

            (e) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any FLIP Property, and no action of any Governmental or Regulatory Authority has been taken or is in process which could subject any FLIP Property to such Liens, and FLIP would not be required to place any notice or restriction relating to the presence of Hazardous Material at any FLIP Property owned by it in any deed to such FLIP Property.

            (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, FLIP in relation to any FLIP Property since 1991 which have not been delivered or made available to the Company prior to the execution of this Agreement.

      3.    Leases.

            (a) With respect to each of the Leases and Tenants listed on the Rent Roll, FLIP represents and warrants to the Company as follows:

                  (i) Except as set forth on the Rent Roll, each of the Leases is in full force and effect according to the terms set forth therein and in the Rent Roll, and has not been modified, amended, or altered, in writing or otherwise. Except as otherwise specifically disclosed on the Rent Roll, each Tenant is legally required to pay all sums and perform all obligations set forth in the Leases, without concessions, abatements, offsets or other bases for relief or adjustment;

                  (ii) Except as set forth on Schedule 9(a)(ii) to the MCA with respect to the FLIP Properties, all obligations of the lessor under the Leases that accrue to the date of Closing have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made or will be made prior to Closing, or subject to proration hereunder in all cases), and, to its knowledge, each Tenant has unconditionally accepted lessor's performance of such obligations. Except as set forth on
Schedule 9(a)(ii) with respect to the FLIP Properties, no Tenant has asserted any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under any Lease, which assertion remains outstanding;

                  (iii) Except as set forth on the Rent Roll, no Tenant is currently in default under or is in arrears in the payment of any sums or in the performance of any monetary obligations required of it under its Lease, and FLIP has no knowledge of any other default under any such Lease;

                  (iv) Except as set forth in Schedule 9(a)(iv) to the MCA with respect to the FLIP Properties, during the 18-month period immediately preceding the date hereof: (A) no Tenant has, at any time, been more than 30 days delinquent in its respective payment of any and all sums due under the terms of its respective Lease; (B) no Tenant has requested that FLIP provide that Tenant with any reduction in the Tenant's monetary obligations under its Lease; (C) no Tenant has expressed to FLIP (whether orally or in writing) any weakness or material decline in that Tenant's financial condition, nor has any Tenant requested that FLIP, in its capacity as landlord, permit the Tenant to sublease its leased premises, or assign its Lease, or terminate its Lease on an accelerated basis; (D) FLIP has not "written off" any delinquent sums owed by any Tenant to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (E) FLIP has not had (nor is it currently engaged in) any dispute (whether of a formal or an informal nature) with any Tenant concerning that Tenant's obligations to make payments under the terms of its Lease toward real estate taxes, insurance premiums and common area maintenance charges or other charges imposed under its Lease;

                  (v) Except as set forth on Schedule 9(a)(v) to the MCA with respect to the FLIP Properties, FLIP has not received any written notice from any Tenant stating that a petition in bankruptcy has been filed by or against it;

                  (vi) Except with respect to security deposits, neither base rent ("Base Rent"), nor regularly payable estimated Tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-base rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively, "Additional Rent"), nor any other material item payable by any Tenant under any Lease has been heretofore prepaid for more than one month;

                  (vii) To its knowledge, no guarantor(s) of any Lease has been released or discharged, partially or fully, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto;

                  (viii)Except as set forth on Schedule 9(a)(viii) to the MCA with respect to the FLIP Properties, there are no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of FLIP in connection with any Lease, including, but not limited to, any exercised option(s) to expand or renew;

                  (ix) Each security deposit set forth on the Rent Roll shall be assigned to the Company at the Closing (or the Company shall receive a credit therefor). Except as set forth on Schedule 9(a)(ix) to the MCA with respect to the FLIP Properties, (i) no Tenant or any other party has asserted any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit and (ii) FLIP has not applied any portion of any security deposit to the payment of any sums due from any Tenant under a Lease;

                  (x) FLIP shall pay (or the Company shall receive a credit therefor), and retain sole and exclusive responsibility for, all expenses set forth on Schedule 9(a)(x) to the MCA with respect to the FLIP Properties due on or before the Closing Date connected with or arising out of the negotiation, execution and delivery of the Leases, including, without limitation, brokers' commissions (including those applicable, if any, to future expansions or renewals by a Tenant), leasing fees, recording fees, and the cost of all tenant improvements not required to be paid for by Tenants;

                  (xi) Except as set forth on Schedule 9(a)(xi) to the MCA with respect to the FLIP Properties, no Tenant has, by virtue of its Lease or any other agreement or understanding, any purchase option with respect to any FLIP Property, or any portion thereof, or any right of first refusal to purchase any FLIP Property, or a portion thereof, whether triggered by the transactions contemplated by this Agreement or by a subsequent sale of such FLIP Property or a portion thereof. Except as set forth on Schedule 9(a)(xi) to the MCA with respect to the FLIP Properties, no Tenant has, by virtue of its Lease or any other agreement or understanding any of the following (A) the right or option to terminate its Lease other than customary termination rights in the event of a default, casualty or condemnation and (B) the right or option to reduce the rentable space at any FLIP Property that such Tenant is currently occupying and (C) the right to use or occupy any property outside the boundaries of the FLIP Property in which the premises demised thereunder are located; and

                  (xii) Except as set forth on Schedule 9(a)(xii) to the MCA with respect to the FLIP Properties or on the Rent Roll: (A) to its knowledge, no Tenant has sublet its leased premises; (B) no assignment of any interest in a Lease has been made by any Tenant; and (C) there are no outstanding requests from any Tenants to FLIP requesting any consent to an assignment of the Tenant's Lease or to a sublease of all or some portion of a Tenant's leased premises.

                  (xiii)Estoppel Certificates from Tenants. FLIP shall use its reasonable, good faith and diligent efforts to obtain and deliver to the Company, on or prior to the Closing Date, a tenant's estoppel certificate (the "Estoppel Certificate") dated no earlier than 60 days prior to the Closing Date from each of the Tenants. Each such Estoppel Certificate shall be substantially in the form attached to the MCA as Exhibit B thereto. It shall be a condition precedent to the obligations of the Company that FLIP shall obtain and deliver to the Company, at Closing, Estoppel Certificates for (i) 75% of the total aggregate gross rental income for all of the FLIP Properties (as shown on the Rent Roll delivered at Closing), (ii) any single-Tenant FLIP Property and (iii) those particular Tenants reflected in Schedule 9(b) to the MCA with respect to the FLIP Properties ("Required Estoppel Tenants"). If FLIP satisfies the above requirement, but (despite its good faith and diligent efforts) is unable to obtain all of the remaining Estoppel Certificate(s) from any Tenants, then, at Closing, FLIP shall deliver to the Company an Estoppel Certificate with respect to such Tenant(s) in substantially the same form as such Exhibit B; provided, however, that in the event that FLIP ultimately procures (within 60 days after Closing) an Estoppel Certificate from any Tenant with respect to which FLIP issues its own Estoppel Certificate and such Tenant's Estoppel Certificate complies with the requirements of this paragraph, then FLIP shall be released from its own Estoppel Certificate with respect to that Tenant.